Exhibit 10.42

           SECOND AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. AND JAMES BIGL


     This Second Amendment dated April 15, 2002 and effective on June 12, 2002 ("Effective Date") is by and among National Medical Health Card Systems, Inc., (the "Company") and James Bigl ("Employee"). All defined terms used, but not otherwise defined herein, shall have their meanings set forth in the Employment Agreement, as amended, between Company and Employee dated May 3, 2000 and amended July 18, 2001 (the "Amended Employment Agreement").

                                   WITNESSETH:

     WHEREAS, the Company and Employee have entered into the Amended Employment Agreement; and

     WHEREAS, both the Company and the Employee are desirous to amend certain provisions of the Amended Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

     1. For purposes of this Second Amendment, the "Extended Term" as defined in Paragraph 1.1 of the Amended Agreement shall mean the period commencing June 12, 2002 and ending (subject to the provisions of Section 5 of the Employment Agreement) on June 11, 2003. Such Extended Term may be further extended upon mutual agreement by the parties and pursuant to the terms of the Amended Agreement.

     2. Paragraph 2.1 shall be amended by deleting the first sentence in its entirety and substituting the following:

          "During the Employment Period, the Employee shall be employed by the Company and shall serve as its President and Chief Executive Officer."

     3. In addition to the existing provisions reflected in Paragraph 3.1 of the Amended Agreement, Paragraph 3.1 shall be amended by adjusting Employee's compensation for the Extended Term as follows:

               During the Extended Term, as full compensation for his services and undertakings pursuant to the Amended Agreement, the Employee shall receive a salary at a rate of $263,000.00 per year, subject to adjustment as set forth in the Amended Agreement.

     4. In addition to the Stock Options granted to Employee in Paragraph 4 of the Amended Agreement, the Employee will be granted by the Company an option to purchase 100,000 shares of Common Stock of the Company, in accordance with the terms of a Stock Option Agreement attached hereto as Exhibit A.
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     4. Except as expressly  provided  herein,  all terms and  conditions of the
Amended Agreement shall be unmodified and in full force and effect.

     5.  From and  after the  execution  and  delivery  of this  Amendment,  all references to the Amended Agreement contained in other agreements and instruments executed and delivered pursuant to or in connection with the Agreement shall hereinafter mean and refer to the Ameded Agreement as amended hereby.

     6. This Amendment may be executed in counterparts by the parties hereto, all of which shall constitute one and the same instrument. A facsimile transmission of this signed amendment bearing a signature on behalf of a party hereto shall be binding on such party.


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IN WITNESS WHEREOF, the Company and Employee have executed this Second Amendment the day and year first above written.

                          NATIONAL MEDICAL HEALTH CARD
                          SYSTEMS, INC.
                          By:

                         _______________________________
                         Bert E. Brodsky, Chairman of the Board


                         _______________________________
                         James Bigl